As filed with the Securities and Exchange Commission on December 22, 2006
                                                 Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              OCEAN BIO-CHEM, INC.
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

              FLORIDA                                             59-1564329
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                4041 SW 47 Avenue, Fort Lauderdale, Florida 33314
                    (Address of Principal Executive Offices)
                         _______________________________

                        1992 INCENTIVE STOCK OPTION PLAN
                              (full title of Plan)

                           Peter G. Dornau, President
                              Ocean Bio-Chem, Inc.
                                4041 SW 47 Avenue
                         Fort Lauderdale, Florida 33314
                     (Name and Address of Agent for Service)

                                 (954) 587-6280
          (Telephone Number, including Area Code of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

 Title of                                 Proposed        Proposed
Securities               Amount            Maximum         Maximum        Amount of
  to be                   to be         Offering Price    Aggregate     Registration
Registered             Registered(1)     Per Share(2)    Market Price       Fee
_____________________________________________________________________________

Ocean Bio-Chem, Inc.
$.01 par value          143,000            $2.10          $300,000         $103.45
Common Stock
______________________________________________________________________________

     (1) This Registration Statement also registers the offer and sale of an indeterminate number of additional shares of Common Stock of the Company that may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based on the average high and low sales price of the Ocean Bio-Chem, Inc. Common Stock on December 19, 2006.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULES 456 AND 462 PROMULGATED THEREUNDER.

                                EXPLANATORY NOTE

     Ocean Bio-Chem, Inc. ("we," "us" or the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act"), to register shares of Common Stock, $.01 par value, of the Company issued to executive officers, directors and employees of the Company pursuant to the Company's 1992 Incentive Stock Option Plan (the "Plan").

     This Registration Statement contains two parts. The first part contains a Reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 pursuant to Section C of the General Instructions to Form S-8. The Reoffer Prospectus may be used for reofferings and resales on a continuous or delayed basis in the future of "control securities" which have been issued pursuant to the Plan to executive officers, directors and employees of the Company who may be considered affiliates as defined by Rule 405 under the Act.

     The second part contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the information relating to the Plan specified by Part I is not filed with the Securities and Exchange Commission (the "SEC"), but documents containing such information have been or will be sent or given to employees and directors as specified by Rule 428(b)(1). Such document(s) are not being filed with the SEC but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a Prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART I
Item 1.  Plan Information

     The documents containing the information specified in Item 1 will be sent or given to participants in the 1992 Incentive Stock Option Plan, as amended, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Company Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

        Edward Anchel
        Ocean Bio-Chem, Inc.
        4041 SW 47th Avenue
        Fort Lauderdale, FL 33314
        (954) 587-6280

REOFFER PROSPECTUS

                              Ocean Bio-Chem, Inc.

                         143,000 Shares of Common Stock
                             ----------------------


     This prospectus relates to up to 143,000 shares of common stock of Ocean Bio-Chem, Inc., ("we," "our," "us," or the "Company") which may be offered and sold from time to time by certain executive officers, directors, and others named herein (the "selling stockholders") who have acquired such shares pursuant to the exercise of qualified incentive stock options that have been granted to each of them under our 1992 Incentive Stock Option Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

     The shares are being reoffered and sold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares. All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the selling stockholders will pay underwriting discounts, selling commissions, and fees and the expenses, if any, of counsel or other advisers to the selling stockholders.

     Our common stock is traded on the NASDAQ Capital Market ("NASDAQ") under the symbol "OCBI." The last reported sale price of the shares as reported on NASDAQ was $2.07 per share on December 19, 2006. Our principal executive offices are located at 4041 SW 47th Avenue, Ft. Lauderdale, Florida 33314 and our telephone number there is (954) 587-6280.

     The common stock offered hereby involves a high degree of risk. You should not invest in the Company unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 5 of this Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   This Prospectus is dated December 22, 2006.

                                TABLE OF CONTENTS

                                                                         Page

Forward Looking Statements                                                5
The Company                                                               5
Risk Factors                                                              5
Use of Proceeds                                                           7
Selling Stockholders                                                      7
Plan of Distribution                                                      9
Legal Matters                                                            10
Experts                                                                  10
Additional Information Available to You                                  10
Incorporation of Certain Documents by Reference                          11



No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Ocean Bio-Chem, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances, create any implication that there have not been changes in the affairs of Ocean Bio-Chem, Inc. since the date of this Prospectus.

                           FORWARD-LOOKING STATEMENTS

     Certain written and oral statements made by us may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates,"
"estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors. These risk factors include, but are not limited to, those that are described in the "Risk Factors" section of this Prospectus found at page 5.

                                   THE COMPANY

     We are principally engaged in the manufacturing, marketing and distribution of a broad line of appearance and maintenance products for boats, recreational vehicles, automotive and aircraft under the "Star Brite" name within the United States of America and Canada. In addition, we produce private label formulations of many of our products for various customers as well as custom blending and packaging services of these and other products to customer specifications.

     Our marine products and recreational vehicle products are sold through national mass merchandisers such as Wal-Mart and Home Depot and through specialized marine retailers such as West Marine and Boater's World. Our customers also include distributors who in turn sell our products to specialized retail outlets for a specific market.

                                  RISK FACTORS

     Before you invest in our common stock, you should consider carefully the following risk factors and cautionary statements, as well as other information set forth in and incorporated by reference into this prospectus. If any of the following risks actually occur, our business, financial condition or results of operation may suffer. As a result, the trading price of our common stock could decline, and you could lose a substantial portion of the money you paid to buy our common stock. The risks and uncertainties we describe below are not the only ones we face. Additional risks and uncertainties that we do not currently know or that we currently believe to be immaterial may also adversely affect our business.

     We may be unable to pass on to our customers the increases in the costs of our raw materials.

     The prices of many of our raw materials vary with market conditions. In addition the price of many of the Company's finished goods is impacted by changes in currency, freight costs and raw materials at the point of production. Our costs of raw materials and fuel-related costs are currently higher than historical averages and may remain so indefinitely due to the historically high price of oil and gas. Although we generally attempts to pass on increases in the costs of raw materials and fuel-related costs to its customers, our ability to pass these increases on varies depending on the product line, rate and magnitude of any increase. There may be periods of time during which increases in these costs cannot be recovered as occurred in fiscal 2005. During such periods of time, our profitability may be materially adversely affected.

     A small number of our customers accounted for a substantial portion of our revenues, and the loss of one or more of these key customers could significantly reduce our revenues and cash flow.

     Our five largest customers represented approximately 43% and 55%, of consolidated gross revenues for the years ended December 31, 2005 and 2004, respectively; and 26% and 77% of consolidated accounts receivable at December 31, 2005 and 2004, respectively. We have had a longstanding relationship with each of these entities and have always collected open receivable balances. Any significant reduction in business with any of these customer could have a material adverse effect on the financial position and results of operations of our business..

     We are engaged in a competitive business and if we do not adequately compete with our competitors, it could have a material adverse effect on our operating results and financial condition.

     We are engaged in a very competitive business. We have several competitors in the marine and automotive market places, both national and regional. The competition is based on brand recognition, price, service and the ability to deliver products on a timely basis. Many of our competitors are larger and have greater resources and access to capital than the Company. In order to maintain the Company's competitive position, we will need to continue to develop new products and expand its customer base both domestically and internationally. Competitive pressures may also result in decreased demand for the Company's products. Any of these factors could have a material adverse effect on the Company.

     If we lose key management or are unable to attract and retain the talent required for our business, our operating results and financial condition could suffer.

     Our future performance is substantially dependent upon the continued services of certain members of our senior management. We do not maintain significant key man life insurance for any of these executives. The loss of the services of any key members of senior management could have a material adverse effect upon us. In addition, our continued growth depends on our ability to attract and retain skilled executives. There can be no assurance that we will be able to retain our existing personnel or attract additional qualified executives in the future or that our current management team can achieve our planned expansion or continue to operate our Company in a profitable manner.

     A significant portion of our common stock is held by Peter Dornau, our co-founder, Chief Executive Officer, President and Chairman, whose interests may differ from that of our other stockholders.

     Peter Dornau, our co-founder, Chief Executive, President and Chairman beneficially owns approximately 57% of our issued and outstanding common stock (approximately 61% assuming the contemplated sale of all eligble shares and including options or warrants exercisable within sixty (60) days). As a result, Mr. Dornau has substantial influence in the election of directors of and, in general, the outcome of any matter submitted to a vote of our stockholders, including mergers, consolidations or the sale of all or substantially all of our assets. Due to his significant ownership position, Mr. Dornau may be able, in concert with others, to prevent or to cause a change in control of our company.

     Our inability to maintain access to the debt and capital markets may adversely affect our business and financial results.

     Our ability to invest in our business, refinance maturing debt obligations and make strategic acquisitions may require access to sufficient bank credit lines and capital markets to support short-term borrowings and cash requirements. If our current level of cash flow is insufficient and we are unable to access additional resources, we could experience a material adverse affect on our business and financial results.

     We have debt service obligations which are subject to restrictive covenants that limit our flexibility to manage our business and could trigger an acceleration of our outstanding indebtedness.

     Our credit facilities require that we maintain specific financial ratios and comply with certain covenants, including various financial covenants that contain numerous restrictions on our ability to incur additional debt, pay dividends or make other restricted payments, sell assets, or take other actions. Furthermore, our existing credit facilities are, and future financing arrangements are likely to be, secured by substantially all of our assets. If we breach any of these covenants, a default could result under one or more of these agreements. We have in the past violated certain covenants under its credit facilities. A default, if not waived by our lenders, could result in the acceleration of outstanding indebtedness and cause our debt to become immediately due and payable.


     Our business is influenced by the weather and bad weather conditions could impact our sales

     Certain aspects of the Company's business, primarily in the marine industry are greatly influenced by the economy and the weather. A bad economy directly impacts our sales to the recreational boating public and cold or other inclement weather either delays the start or shortens the length of the boating season and has an adverse impact on our sales.

                                 USE OF PROCEEDS

     All of the shares of common stock are being offered by the selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholder.

                              SELLING STOCKHOLDERS

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                                Number of         Number of        Options           Number of
                                              shares offered     shares owned     exercisable         shares        Percentage
                                              by the Selling     after exercise    within 60       owned after       of shares
  Name            Position          Plan      Stockholders (1)   of options (2)   days of S-8      the offering (3)    Owned (4)

Peter G.       President,            1992        27,500            4,377,568       1,155,000          5,505,068       60.87%
Dornau         Chief
               Executive
                Officer and
               Director

Edward         Vice                  1992        27,500              283,451          40,000            295,951        3.27%
Anchel         President-Finance,
               Chief Financial
               Officer and Director

Jeffrey J.      Vice                 1992        27,500              259,280         155,000            386,780        4.28%
Tieger          President,
                Secretary
                and Director

Gregor M.       Vice                 1992        22,000              235,780          36,000            249,780        2.76%
Dornau          President

Jean Paul                            1992        11,000               37,000          16,000             42,000        0.46%
Kitzinger

Jerry Pittman                        1994        27,500               38,309          20,000             30,309        0.34%

                                      --------------------------------------

     (1) Represents the number of shares purchased under the Plan by such person and registered for sale.

     (2) For each selling stockholder this includes (i) shares of our Common Stock owned as of December 19, 2006, (ii) shares of our Common Stock underlying options which are exercisable within sixty (60) days of December 19, 2006, and
(iii) shares of our Common Stock underlying options granted by the company, whether or not exercisable as of, or within sixty (60) days of December 19, 2006.

     (3) Assumes the sale of all shares eligible to be sold and includes options exercisable within sixty (60) days.

     (4) Percentages are after the contemplated sale of all shares eligible to be sold and including options exercisable within sixty (60) days.

                              PLAN OF DISTRIBUTION

     The shares being offered by the selling stockholders will be sold from time to time in one or more transactions (which may involve block transactions) that may take place in The NASDAQ Capital Market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders. The shares may also be sold pursuant to Rule 144 under the Securities Act. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

     The selling stockholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

     The selling stockholders, alternatively, may sell all or any part of the shares offered by this Prospectus through an underwriter. To our knowledge, no selling stockholder has entered into an agreement with a prospective underwriter. If any selling stockholder notifies us that it has entered into an agreement or agreements with a broker-dealer or underwriter for the resale of the common stock, the relevant details will be set forth in a supplement or revision to this Prospectus.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

                                  LEGAL MATTERS

     One of our directors, Laz. Schneider is a partner at Berger Singerman, P.A., a law firm that serves as our lead counsel in various corporate and litigation matters. Mr. Schneider is the holder of options to purchase 40,000 shares of our common stock. All of these options are fully vested. The average exercise price of the options is $1.21 and the expiration dates are from 2012 to 2016.

                                     EXPERTS

     Our financial statements for the fiscal years ended December 31, 2005 and 2004 appearing in this Prospectus and registration statement have been audited by Levi Cahlin & Co., our former independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon the report given on the authority of the firm as experts in accounting and auditing. Our consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 2003 appearing in this Prospectus and registration statement have been audited by Berkovits, Lago and Company, LLP, our former independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon the report given on the authority of the firm as experts in accounting and auditing.


                     ADDITIONAL INFORMATION AVAILABLE TO YOU

     This Prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to 'incorporate by reference' the information into this Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus. Because we are incorporating by reference our future filings with the SEC, this Prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this Prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this Prospectus or in any document previously incorporated by reference have been modified or superseded. This Prospectus incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all of our common stock registered under this
Prospectus:

     - Our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 30, 2006;

     - Our Annual Report on Form 10-K/A for the year ended December 31, 2005 filed with the SEC on August 31, 2006;

     - Our Proxy Statement for the Annual Meeting of Shareholders held on June 15, 2006 filed with the SEC on April 21, 2006;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 16, 2005;

     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 15, 2006;

     - Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006;

     - Our Current Reports on Form 8-K filed with the SEC on March 10, 2006; August 14, 2006, September 1, 2006, November 13, 2006, November 21, 2006 and Form 8-K/A filed on November 30, 2006;

     - The description of our common stock contained in our Registration Statement on Form S-18 filed on March 26, 1981, including any amendments or reports filed for the purpose of updating that description; and

     - All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date of this Prospectus and before the termination of this offering shall be deemed to be incorporated by reference and a part of this Prospectus from the date on which such documents are filed.

     The information about us contained in this Prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at. Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Fort Lauderdale, Florida 33314, (954) 587-6280.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents:

     - Our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 30, 2006;

     - Our Annual Report on Form 10-K/A for the year ended December 31, 2005 filed with the SEC on August 31, 2006;

     - Our Proxy Statement for the Annual Meeting of Shareholders held on June 15, 2006 filed with the SEC on April 21, 2006;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the SEC on May 16, 2005;

     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 15, 2006;

     - Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 14, 2006;

     - Our Current Reports on Form 8-K filed with the SEC on March 10, 2006; August 14, 2006, September 1, 2006, November 13, 2006, November 21, 2006 and Form 8-K/A filed on November 30, 2006;

     - The description of our common stock contained in our Registration Statement on Form S-18 filed on March 26, 1981, including any amendments or reports filed for the purpose of updating that description;

     - The description of our Common Stock contained in our Registration Statement on Form S-18 filed on March 26, 1981, including amendments and reports filed updating that description.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     One of our directors, Laz. Schneider is a partner at Berger Singerman, P.A., a law firm that serves as our lead counsel in various corporate and litigation matters. Mr. Schneider is the holder of options to purchase 40,000 shares of our common stock. All of these options are fully vested. The average exercise price of the options is $1.21. The expiration dates are from 2012 to 2016.

Item 6.  Indemnification of Directors and Officers.

     The Company's By-laws provide that it shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by law. Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

     Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 607.0850 also provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

     Section 607.0850 further provides that such indemnification may be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein,  he shall be  indemnified  against  expenses  actually  and  reasonably
incurred  by  him  in  connection   therewith.   Under  Section  607.0850,   any
indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. In addition to the foregoing, Section
607.0850 permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) a transaction in violation of Florida Statutes 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

     Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850. The Company's directors and officers are covered by insurance policies indemnifying them against certain liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed.

     The shares issued to our executive officers, directors and employees upon exercise of their incentive stock options granted under our 1992 Incentive Stock Option Plan were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. Each of the option holders exercised their options in reliance upon Section 4(2) of the Securities Act of 1933, because each of these holders was knowledgeable, sophisticated and had access to comprehensive information about us. We placed legends on the certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. We have filed this registration statement on Form S-8 to register the resale of these shares.

Item 8.  Exhibits.

     4.1 Ocean Bio-Chem, Inc. 1992 Incentive Stock Option Plan (incorporated by reference to the Form S-8 Registration Statement filed by the Ocean Bio-Chem, Inc. on February 02, 2004).

     10.11 Ocean Bio-Chem, Inc. 1992 Incentive Stock Option Plan (incorporated by reference to Form S-8 filed with the United States Securities and Exchange Commission on June 24, 1994).

     23.1 Consent of Levi Cahlin & Co.

     23.2 Consent of Berkovits, Lago and Company, LLP.

     24.1 Power of Attorney (included in the signature page)

Item 9.  Undertakings.

The undersigned Company hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

     (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     4. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ocean Bio-Chem, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 22nd day of December, 2006.

                                                 OCEAN BIO-CHEM, INC.

                                                 By:/s/ Peter G. Dornau
                                                 Peter G. Dornau, President and
                                                 Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on this 22nd day of December, 2006.

SIGNATURE                               TITLE


/s/ Peter G. Dornau                  President, Chairman of the Board, Chief
Peter G. Dornau                      Executive Officer and Director


/s/ Edward Anchel                    Vice President-Finance, Chief
Edward Anchel                        Financial Officer and Director

/s/ Peter G. Dornau                  Director
Peter G. Dornau

/s/ Jeffrey Tieger                   Director
Jeffrey Tieger

/s/ Laz L. Schneider                 Director
Laz L. Schneider

/s/ James Kolisch                    Director
James Kolisch

/s/ John B. Turner                   Director
John B. Turner

/s/ Sonia B. Beard                   Director
Sonia B. Beard

                                  EXHIBIT INDEX

Exhibit
Number

     4.1 Ocean Bio-Chem, Inc. 1992 Incentive Stock Option Plan (incorporated by reference to the Form S-8 Registration Statement filed by the Ocean Bio-Chem, Inc. on February 02, 2004).

     10.1 Ocean Bio-Chem, Inc. 1992 Incentive Stock Option Plan (incorporated by reference to Form S-8 filed with the United States Securities and Exchange Commission on June 24, 1994).

     23.1 Consent of Levi Cahlin & Co.

     23.2 Consent of Berkovits, Lago and Company, LLP.

     24.1 Power of Attorney (included in the signature page)

                                                                    Exhibit 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in Ocean Bio-Chem, Inc.'s 1992 Incentive Stock Option Plan's Registration Statement on Form S-8 of our report dated March 22, 2006 relating to the consolidated financial statements which appear in Ocean Bio-Chem, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2005, filed with the Securities and Exchange Commission on August 31, 2006 and to all references to our firm included in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

LEVI, CAHLIN & CO.
North Miami Beach, Florida
December 22, 2006

                                                                    Exhibit 23.2

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in Ocean Bio-Chem, Inc.'s 1992 Incentive Stock Option Plan's Registration Statement on Form S-8 of our report dated March 25, 2004 relating to the consolidated statements operations, shareholders' equity, and cash flows for the year ended December 31, 2003 which appear in Ocean Bio-Chem, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2005, filed with the Securities and Exchange Commission on August 31, 2006 and to all references to our firm included in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

BERKOVITS, LAGO AND COMPANY, LLP
Fort Lauderdale, Florida
December 22, 2006

                                POWER OF ATTORNEY

               For Registration Statement of Ocean Bio-Chem, Inc.

KNOW BY THESE PRESENTS, That each of the undersigned directors and officers of Ocean Bio-Chem, Inc., a Florida corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, Washington, DC ("SEC") under the provisions of the Securities Act of 1933, as amended (the "Act"), a new S-8 Registration Statement and one or more post-effective amendments ("Registration Documents") to register under said Act 143,000 shares of the Common Stock of the Company to be sold by shareholders, hereby constitutes and appoints Edward Anchel his true and lawful attorney-in-fact and agent, with full power to act as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign the Registration Documents and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on the 22nd day of December, 2006.

SIGNATURES                                   TITLE

/s/ Peter G. Dornau                  President, Chairman of the Board, Chief
Peter G. Dornau                      Executive Officer and Director

/s/ Edward Anchel                    Vice President-Finance, Chief
Edward Anchel                        Financial Officer and Director

/s/ Peter G. Dornau                  Director
Peter G. Dornau

/s/ Jeffrey Tieger                   Director
Jeffrey Tieger

/s/ Laz L. Schneider                 Director
Laz L. Schneider

/s/ James Kolisch                    Director
James Kolisch

/s/ John B. Turner                   Director
John B. Turner

/s/ Sonia B. Beard                   Director
Sonia B. Beard